Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-595597) of Lakehead Pipe Line Company, Limited Partnership of our report dated January 7, 2000 relating to the financial statement of Lakehead Pipe Line Company, Inc. which appears in the Current Report on Form 8-K of Lakehead Pipe Line Company, Limited Partnership dated November 15, 2000.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 15, 2000